Exhibit 23




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1998 included in the Company's Form 10-K for the year ended January 31, 1998.





                                   Arthur Andersen LLP



Dayton, Ohio
December 17, 1998